Exhibit 99.1

1 Capital Ratios and Strategy Capital Ratios (as of 6/30/22) 6.22% 7.66% 7.98% 8.63% 11.44% 6.17% 7.66% 9.41% 10.27% 12.49% 0.00% 5.00% 10.00% 15.00% TCE/TA Tier 1 Common Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Consolidated Pro Forma* *Pro Forma reflects impact of $115 million preferred stock offering in August 2022 Capital Strategy » Strengthened capital ratios with issuance of $115 million of non - cumulative preferred stock in August 2022 ▪ Included as Tier 1 Regulatory Capital ▪ 7.75% with reset at 5 years » Reduce cost of funds by redeeming $40 million of sub - debt with rate of 6.25% in October » Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7.00% - 7.75% by the end of 2023 » Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout